UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 11, 2021

Hurco Companies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Indiana

(State or Other Jurisdiction of Incorporation)

0-9143	35-1150732
(Commission File Number)	(IRS Employer Identification No.)

One Technology Way Indianapolis, Indiana	46268
(Address of Principal Executive Offices)	(Zip Code)

(317) 293-5309

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	HURC	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Oﬃcers; Election of Directors; Appointment of Certain Oﬃcers; Compensatory Arrangements of Certain Oﬃcers

On November 11, 2021, Hurco Companies, Inc. (the “Company”) entered into an amendment to the Employment Agreement with each of Michael Doar, the Company’s Executive Chairman, and Gregory Volovic, the Company’s Chief Executive Officer. The amendments were entered into to reflect the transition of these executives to those new roles in March 2021 as previously disclosed.

The First Amendment (the “Doar Amendment”) to the Employment Agreement, entered into effective as of March 15, 2012, between the Company and Mr. Doar, includes the following, among other things: (i) references Executive Chairman as the position Mr. Doar currently serves in; (ii) modifies the “Severance Period” as defined in Mr. Doar’s Employment Agreement from twelve (12) months to nine (9) months in connection with a qualifying termination by the Company without cause or by Mr. Doar with good reason; (iii) changes the “Enhanced Severance Period” as defined in Mr. Doar’s Employment Agreement from twenty-four (24) months to eighteen (18) months related to a qualifying termination in connection with a change in control; and (iv) provides that any changes to Mr. Doar’s base salary and duties as a result of his transition to Executive Chairman or subsequent other non-Chief Executive Officer position do not constitute “Good Reason” under Mr. Doar’s Employment Agreement.

The First Amendment (the “Volovic Amendment”) to the Employment Agreement, entered into effective as of March 15, 2012, between the Company and Mr. Volovic, includes the following: (i) references Chief Executive Officer as the position Mr. Volovic currently serves in; (ii) modifies the “Severance Period” as defined in Mr. Volovic’s Employment Agreement from nine (9) months to twelve (12) months in connection with a qualifying termination by the Company without cause or by Mr. Volovic with good reason; and (iii) amends the “Enhanced Severance Period” as defined in Mr. Volovic’s Employment Agreement from eighteen (18) months to twenty-four (24) months related to a qualifying termination in connection with a change in control.

The foregoing summaries of the Doar Amendment and the Volovic Amendment are qualified in their entirety by reference to the full text of the Doar Amendment and the Volovic Amendment, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, hereto and are incorporated herein by reference.

Item 9.01Financial Statements and Exhibits

Exhibit Index

10.1	First Amendment to Employment Agreement, dated as of November 11, 2021, by and between Hurco Companies, Inc. and Michael Doar
10.2	First Amendment to Employment Agreement, dated as of November 11, 2021, by and between Hurco Companies, Inc. and Gregory Volovic

104Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 17, 2021

HURCO COMPANIES, INC.

By:	/s/ Sonja K. McClelland
Sonja K. McClelland, Executive Vice President, Treasurer and Chief Financial Officer